UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                November 12, 2015

     CAVENDISH FUTURES FUND LLC
 (Exact name of registrant as specified in its charter)

Delaware	000-25213	90-0887130
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o UBS Alternatives LLC
1285 Avenue of the Americas, 20th Floor
New York, NY 10019
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                                                     (212) 713-3234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Registrant has no officers, directors or employees and its affairs are managed by its trading manager, Sydling Futures Management LLC (“Sydling”).
Effective November 12, 2015, Mr. James Pellicane was appointed as Senior Vice President and Director of Sydling.  Mr. Pellicane, age 58 is a principal, associated person and swaps associated person of Sydling since November 2015.  Mr. Pellicane is also a Managing Director in the Capital Markets group of UBS Financial Services Inc. where he is an associated person (since January 2012) and a swaps associated person and principal (since January 2014).  At UBS Financial Services Inc. he is responsible for oversight of the equity, as-agent fixed income, futures/options/precious metals trading desk, and oversight of the Platform Management Team.  From December 2005 until joining UBS in February 2011, Mr. Pellicane founded and served as Managing Partner of Pellco Partners, a firm focused on advising businesses in various market opportunities and corporate strategies.
Prior to Pellco Partners, Mr. Pellicane held various positions with Merrill Lynch, an investment bank, from May 1988 until November 2005.  Mr. Pellicane was an associated person at Merrill Lynch from May 1988 until November 2005.  During his tenure at Merrill Lynch, Mr. Pellicane served in multiple roles.  Mr. Pellicane was Chief Operating Officer of Global Equity Trading from 2004 until 2005, where he was responsible for all operating aspects of the business including technology, operations and finance.  Prior to that he served as a Managing Director of the Global Debt division from 1998 until 2004, where he was the head of global futures and fixed income electronic distribution, responsible for global debt new ventures and was the Co-Chief Executive Officer of BondBook Holdings, LLC, an electronic bond trading broker dealer consortium.  From 1996 until 1998 he served as a Managing Director in Operations Systems & Technology, where he was the head of the global application development group supporting Merrill Lynch’s institutional sales and capital markets organizations, with a focus on origination and distribution of debt and equity products.  From 1988 until 1996 he was a Producing Manager in the Institutional Derivative Sales division and the Midwest region derivative sales team.  During this period he was also the global relationship manager responsible for several accounts.
Mr. Pellicane is a Chartered Financial Analyst.  He received a BS in Business Administration from the University of Florida in 1979 and an MBA in Corporate Finance from the University of North Carolina at Chapel Hill in 1984.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVENDISH FUTURES FUND LLC

By: Sydling Futures Management LLC

By /s/ Jerry Pascucci
Jerry Pascucci
President and Director

Date:  November 12, 2015